SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

PDI, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Saddle River Executive Centre 1 Route 17 South Saddle River, NJ 07458
(Address of principal executive office)
Registrant’s telephone number, including area code: (201) 258-8450
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2005, PDI, Inc. (the “Company”) and Bernard C. Boyle entered into a memorandum of understanding (the “Memorandum of Understanding”) in connection with Mr. Boyle’s resignation as Chief Financial Officer, Executive Vice President and Treasurer of the Company. Effective December 31, 2005, the Company and Mr. Boyle entered into an amendment to the Memorandum of Understanding (the “Amendment”), pursuant to which Mr. Boyle will defer his resignation until approximately March 31, 2006. In connection with the Amendment, among other things, (i) the Company has agreed to pay Mr. Boyle his base compensation and employee benefits through his last day of employment with the Company; (ii) the lump sum payment payable to Mr. Boyle pursuant to the Memorandum of Understanding and his employment agreement shall be paid no later than January 15, 2006; and (iii) Mr. Boyle shall retain the right to exercise all vested stock options and SAR shares for a period of nine months following his last day of employment with the Company (but no later than December 31, 2006).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Memorandum of Understanding, Mr. Boyle will resign from his position with the Company effective approximately March 31, 2006.

* * * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PDI, INC.

                        By: /s/ Steven K. Budd
                        ------------------------------------
                        Steven K. Budd
                        President

Date: January 5, 2006